UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 13, 2015
Date of Report (Date of earliest event reported)

Epoxy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53669	26-1823118
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

500N. Rainbow Blvd. Suite 300,
Las Vegas, Nevada 89107

(Address of Principal Executive Offices)

1-702-350-2449

  (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Epoxy Inc.

Securities Purchase Agreement

On January 13, 2015 the Company entered into a Securities Purchase Agreement (“SPA”) with Adar Bays, LLC (“Adar”) a Florida Limited Liability company where under the Company has issued two 8% convertible redeemable notes in the aggregate principal amount of $150,000 with the first note being $75,000 and the second note being $75,000, convertible into shares of the Company’s common stock with a maturity date one year after issuance or January 13, 2016.  The first of the two notes (the “First Note”) shall be paid for by Adar upon execution of the SPA, and the second note (the “Second Note”) shall initially be paid for by the issuance of an offsetting $75,000 secured note issued to the Company by Adar (“Buyer Note”), provided that prior to conversion of the Second Note, Adar must have paid off the Buyer Note in cash. Under the terms of the First Note, at any time after 180 days, the holder may elect to convert all or part of the face value of the note into shares of the Company’s common stock without restrictive legend at a price (“Conversion Price”) for each share of Common Stock equal to 52% of the lowest trading price of the Company’s common stock for the twelve prior trading days including the day upon which a Notice of Conversion is received by the Company.   If the shares are not delivered in 3 business days, to the holder, the Notice of Conversion may be rescinded. Under the terms of the Second Note, the holder is entitles at its option, after the expiration of the requisite Rule 144 holding period and after full cash payment for the promissory note issued by the holder to the Company simultaneously  with the issuance by the Company of this note (the “Holder Issued Note”) to convert all or part of the Note then outstanding into shares of the Company’s common stock equal to 52% of the lowest trading price of the Company’s common stock for the twelve prior trading days including the day upon which a Notice of Conversion is received by the Company.   If the shares are not delivered in 3 business days, to the holder, the Notice of Conversion may be rescinded.  With respect to the First and Second Notes, in the event that the Company experiences a DTC “Chill” on its shares the conversion price shall be decreased to 42% instead of 52% while the “Chill” is in effect, and in no event shall the holder be allowed to effect a conversion, if such conversion, along with other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company.  Further, with respect to the Second note, in the event the Company is not “Current” in its SEC filings at the time the note is cash funded, the discount shall be decreased to 40% instead of 52%.  In respect of the First and Second notes interest on any unpaid principal balance of the Notes shall be paid by the Company in common stock (the “Interest Shares”).  The Holder may at any time send a Notice of Conversion for Interest Shares based on the aforementioned formula for all or part of interest payable.

During the first 180 days the Company may redeem the First Note by paying to the holder an amount as follows: (i) if the redemption is in the first 90 days the note is in effect an amount equal to 125% of the unpaid principal amount of the note along with accrued interest; (ii) if the redemption is after the 91st day the note is in effect then the Company may redeem the note in an amount equal to 135% of unpaid principal and interest.  The note is not redeemable after 180 days.

The Second Note may not be prepaid, except that if the First Note is redeemed by the Company within 6 months of the issuance date of such note, the obligations of the Company under the Second Note will be automatically deemed satisfied and the Second Note and the Holder Note will be deemed canceled and of no further force or effect.

Upon funding of the First Note the Company paid $3,750 in legal fees and fees to Carter, Terry & Company of $7,500.

Upon funding of the Second Note, the Company shall pay $3,750 in legal fees and fees to Carter, Terry & Company of $7,500.

A copy of the form of SPA and each of the First and Second Notes are filed as Exhibit 10.1 to this Current Report on Form 8-K.

Independent Contractor Agreement

On January 15, 2015, the Company entered into an Independent Contractor Agreement (the “Agreement”) with Scherf Corporation (“Scherf”) of Las Vegas, Nevada for the provision of public relations services to the Company for an initial term of one year, expiring on December 31, 2015, with an option to renew for successive one (1) year terms upon mutual agreement of both parties.

Under the terms of the Agreement Scherf will provide communications with shareholders, drafting and placing press announcements and articles pertaining to the Company’s business and introduction to venture capital firms, hedge funds and other potential investors. In consideration for services provided, exclusive of venture capital introduction) Scherf shall receive compensation equal to 0.5% of the increase in the market cap of the Company from one fiscal quarter to the next.  The compensation shall be paid in the form of common shares of the Company determined by the average closing price of the Company’s common stock over the last ten trading days of the fiscal quarter to be compensated for. Such compensation shall be paid within fifteen (15) days of the close of each fiscal quarter.  Further the Company shall compensate Scherf for all venture capital introduction ate a rate of 3% of any and all funds received as investments by any venture capital, hedge fund or other investor introduced by Scherf. The compensation shall be paid in the form of common shares of the Company determined by the average closing price of the Company’s common stock over the last ten trading days of the fiscal quarter to be compensated for. Such compensation shall be paid within fifteen (15) days of the close of each fiscal quarter.

Further by resolution of the Board it was determined that Scherf shall receive additional compensation in the form of 1,000,000 restricted shares of the Company’s common stock as consideration for the translation of the Company’s website, and mobile application into German.

A copy of the Independent Contractor Agreement is appended hereto as Exhibit 10.2.

Services Agreement

On February 1, 2015 the Company entered into a Services Agreement (the “Agreement”) with Wheat Creative LLC (the “Consultant”), a Nevada Limited Liability Company.   Under the terms of the Agreement, the Consultant shall be engaged to redesign the Company’s mobile app for both iOS and Android.  As consideration for services rendered, the Consultant shall receive a total of 200,000 shares of the Company’s restricted common shares, deliverable upon completion and delivery of the redesign of the Company’s mobile app for both iOS and Android.

A copy of the Services Agreement is appended hereto as Exhibit 10.3.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares reserved for issuance to Adar Bays, LLC are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.  The shares to be issued to Adar Bays, LLC will be issued relying upon Rule 501(a) of Regulation D (the “Accredited Investor”) of the Securities Act.

We will issue an aggregate of 1,000,000 common shares to Scherf Corporation, in consideration for this consultant entering into the Independent Contract Agreement with our company and agreeing to provide additional services including the translation of our website and mobile app to German.  The shares which will be issued to Scherf Corporation are not registered under the Securities Act. These shares will be issued relying upon the exemption from the registration requirements provided under Rule 506 of Regulation of D of the Securities Act.

We will issue an aggregate of 200,000 common shares to Wheat Creative LLC, in consideration for this consultant entering into the Services Agreement with our company and agreeing to provide services including the redesign of our iOS and Android mobile apps. The shares issued to Wheat Creative, LLC will not be registered under the Securities Act. These shares will be issued relying upon the exemption from the registration requirements provided under Rule 506 of Regulation of D of the Securities Act.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of SPA and 8% Convertible Redeemable Notes entered into between the Company and Adar Bays LLC.	Filed herewith
10.2	Form of Independent Contractor Agreement between the Company and Scherf Corporation	Filed herewith
10.3	Form of Services Agreement between the Company and Wheat Creative LLC	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOXY, INC. a Nevada corporation

Dated: February 17, 2015	By:	/s/ Dave Gasparine
Dave Gasparine President and CEO